As filed with the Securities and Exchange Commission on June 12, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CROWDSTRIKE HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	7372	45-3788918
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

150 Mathilda Place, Suite 300

Sunnyvale, California 94086

(Address of Principal Executive Offices)

CrowdStrike Holdings, Inc. 2019 Equity Incentive Plan

CrowdStrike Holdings, Inc. 2019 Employee Stock Purchase Plan

CrowdStrike Holdings, Inc. Amended and Restated 2011 Stock Incentive Plan

(Full Titles of the Plans)

George Kurtz

President and Chief Executive Officer

CrowdStrike Holdings, Inc.

150 Mathilda Place, Suite 300

Sunnyvale, California 94086

(Name and Address of Agent for Service)

(888) 512-8906

(Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Alan F. Denenberg

Stephen Salmon

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, California 94025

Telephone: (650) 752-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer, “ “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (10)
Class A Common Stock, $0.0005 par value per share
— 2019 Equity Incentive Plan	8,750,000 (2)	$34.00 (7)	$297,500,000.00	$36,057.00
— 2019 Employee Stock Purchase Plan	3,500,000 (3)	$34.00 (7)	$119,000,000.00	$14,422.80
— Amended and Restated 2011 Stock Incentive Plan	26,846,465 (4)	— (8)	$—	$—
Class B Common Stock, $0.0005 par value per share
—Amended and Restated 2011 Stock Incentive Plan (Options)	22,095,168 (5)	$4.24 (9)	$93,683,512.32	$11,354.44
— Amended and Restated 2011 Stock Incentive Plan (RSUs)	4,751,297 (6)	$34.00 (7)	$161,544,098.00	$19,579.14
Total	65,942,930		$671,727,610.32	$81,413.38

(1)

In the event of a stock split, stock dividend or similar transaction involving the Registrant’s Class A common stock, $0.0005 par value per share (“Class A Common Stock”), or Class B common stock, $0.0005 par value per share (“Class B Common Stock”), the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Represents 8,750,000 shares of Class A Common Stock available for future issuance under the 2019 Equity Incentive Plan (the “2019 Plan”).
(3)	Represents 3,500,000 shares of Class A Common Stock available for future issuance under the 2019 Employee Stock Purchase Plan (the “ESPP”).
(4)

Represents shares of Class A Common Stock issuable upon conversion of Class B Common Stock underlying awards outstanding under the Amended and Restated 2011 Stock Incentive Plan (the “2011 Plan”) as of the date of this Registration Statement.

(5)	Represents shares of Class B Common Stock underlying stock options outstanding under the 2011 Plan as of the date of this Registration Statement.
(6)	Represents shares of Class B Common Stock underlying restricted stock units outstanding under the 2011 Plan as of the date of this Registration Statement.
(7)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The Proposed Maximum Offering Price Per Share is based on the price per share of the Registrant’s proposed initial public offering.

(8)

Pursuant to Rule 457(i), there is no fee associated with the registration of shares of Class A Common Stock issuable upon conversion of shares of any Class B Common Stock (a convertible security) being registered under this Registration Statement because no additional consideration will be received in connection with the conversion of shares of Class B Common Stock.

(9)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price of the stock options outstanding under the 2011 Plan.

(10)	Rounded to the nearest cent.

PART I

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions.  The documents containing the information specified in Part I will be delivered to the participants in the 2019 Plan, the ESPP and the 2011 Plan as required by Rule 428(b)(1).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)         The Registrant’s prospectus, dated June 11, 2019, filed with the SEC pursuant to Rule 424(b) under the Securities Act, in connection with the Company’s Registration Statement on Form S-1 (Registration No. 333-231461), as originally filed by the Company on May 14, 2019, and subsequently amended; and

(b)         The description of the Registrant’s Class A common stock which is contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-38933), dated June 7, 2019, including any amendments or supplements thereto.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

See the description of the Registrant’s Class A and Class B common stock contained in the Registration Statement on Form S-1 (File No. 333-231461).

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending, or completed actions, suits, or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee, or agent to the registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article 8 of the Registrant’s amended and restated certificate of incorporation provides for indemnification by the Registrant of its directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law. The Registrant has entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s amended and restated certificate of incorporation and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions, or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s amended and restated certificate of incorporation provides for such limitation of liability.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments that may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number
4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect (1)

4.2	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be in effect upon the completion of the Registrant’s initial public offering (2)

4.3	Bylaws of the Registrant, as currently in effect (3)

4.4	Form of Amended and Restated Bylaws of the Registrant, to be in effect upon the completion of the Registrant’s initial public offering (4)

4.5	Form of Class A common stock certificate of the Registrant (5)

4.6*	Form of Class B common stock certificate of the Registrant

5.1*	Opinion of Davis Polk & Wardwell LLP

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	2019 Equity Incentive Plan (6)

99.2	2019 Employee Stock Purchase Plan (7)

99.3	Amended and Restated 2011 Stock Incentive Plan (8)

*                 Filed herewith.

(1)         Filed as Exhibit 3.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed on May 29, 2019 and incorporated herein by reference.

(2)         Filed as Exhibit 3.2 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed on May 29, 2019 and incorporated herein by reference.

(3)         Filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1, filed on May 14, 2019 and incorporated herein by reference.

(4)         Filed as Exhibit 3.4 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed on May 29, 2019 and incorporated herein by reference.

(5)         Filed as Exhibit 4.3 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed on May 29, 2019 and incorporated herein by reference.

(6)         Filed as Exhibit 10.2 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed on May 29, 2019 and incorporated herein by reference.

(7)         Filed as Exhibit 10.3 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed on May 29, 2019 and incorporated herein by reference.

(8)         Filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, filed on May 14, 2019 and incorporated herein by reference.

Item 9.  Undertakings.

(a)         The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this Registration Statement; and

(iii)       To include any material information with respect to the Plans not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, CrowdStrike Holdings, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 12th day of June, 2019.

CrowdStrike Holdings, Inc.

By:	/s/ GEORGE KURTZ
	Name:	George Kurtz
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of George Kurtz and Burt W. Podbere as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable CrowdStrike Holdings, Inc. to comply with the Securities Act, and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
President, Chief Executive Officer and Director
/s/ GEORGE KURTZ	(Principal Executive Officer)	June 12, 2019
George Kurtz

Chief Financial Officer
/s/ BURT W. PODBERE	(Principal Financial and Principal Accounting Officer)	June 12, 2019
Burt W. Podbere

/s/ ROXANNE S. AUSTIN	Director	June 12, 2019
Roxanne S. Austin

/s/ CARY J. DAVIS	Director	June 12, 2019
Cary J. Davis

Signature	Title	Date

/s/ SAMEER K. GANDHI	Director	June 12, 2019
Sameer K. Gandhi

/s/ JOSEPH P. LANDY	Director	June 12, 2019
Joseph P. Landy

/s/ DENIS J. O’LEARY	Director	June 12, 2019
Denis J. O’Leary

/s/ JOSEPH E. SEXTON	Director	June 12, 2019
Joseph E. Sexton

/s/ GODFREY R. SULLIVAN	Director	June 12, 2019
Godfrey R. Sullivan

/s/ GERHARD WATZINGER	Chairman of the Board of Directors	June 12, 2019
Gerhard Watzinger